UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
February 22, 2012

ORRSTOWN FINANCIAL SERVICES, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	001-34292	23-2530374
(State or other jurisdiction of incorporation)	(SEC File Number)	(IRS Employer Identification No.)

77 East King Street, P.O. Box 250, Shippensburg, Pennsylvania	17257
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(717) 532-6114

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ORRSTOWN FINANCIAL SERVICES, INC.

INFORMATION TO BE INCLUDED IN THE REPORT

Section 5 – Corporate Governance and Management

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 22, 2012, Kenneth R. Shoemaker, a director of the Registrant and its wholly-owned subsidiary, Orrstown Bank (the “Bank”), and President Emeritus of the Bank, advised the Registrant that he will retire from the Board of Directors of the Registrant and the Bank, effective immediately following the Registrant’s 2012 Annual Meeting of Shareholders on May 1, 2012.  Mr. Shoemaker’s retirement from the Boards of Directors coincides with the expiration in May 2012 of the three year Executive Employment Agreement entered into between the Registrant, the Bank and Mr. Shoemaker, which took effect upon Mr. Shoemaker’s retirement as President and Chief Executive Officer of the Registrant and the Bank following the conclusion of the Registrant’s 2009 Annual Meeting of Shareholders and pursuant to which Mr. Shoemaker had been nominated for election as a director of the Registrant.  Mr. Shoemaker will continue to serve as President Emeritus of the Bank following his retirement from the Board of Directors of the Registrant and the Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ORRSTOWN FINANCIAL SERVICES, INC.
Date: February 27, 2012	By:	/s/ Thomas R. Quinn, Jr.
Thomas R. Quinn, Jr. President and Chief Executive Officer (Duly Authorized Representative)